HomeStreet, Inc. Reports Second Quarter 2017 Results
Net Income of $11.2 million, or $0.41 per Diluted Share
SEATTLE – July 24, 2017 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $11.2 million, or $0.41 per diluted share for the quarter ended June 30, 2017, compared with net income of $9.0 million, or $0.33 per diluted share for the quarter ended March 31, 2017 and $21.7 million, or $0.87 per diluted share for the quarter ended June 30, 2016. Core net income(1) for the quarter ended June 30, 2017 was $11.3 million, or $0.42 per diluted share, compared with core net income(1) of $9.0 million, or $0.33 per diluted share, for the quarter ended March 31, 2017 and $22.4 million, or $0.90 per diluted share, for the quarter ended June 30, 2016.

Key developments and results of Q2 2017 include:

▪
Strong performance continued in our Commercial and Consumer Banking segment, with net income for the second quarter of 2017 of $9.4 million compared with $9.3 million for the first quarter of 2017 and $7.1 million in the second quarter of 2016

▪	Total assets of $6.59 billion grew $185.4 million, or 3%, from $6.40 billion at March 31, 2017

▪	Loans held for investment of $4.18 billion, grew by $196.9 million, or 5%, from $3.99 billion at March 31, 2017

▪	Total commercial business related deposits increased $69.1 million, or 6%, in the second quarter of 2017 compared to the first quarter of 2017

•
Two de novo retail deposit branches were opened in Baldwin Park, California and Redmond, Washington and an agreement was announced in June 2017 to purchase one retail deposit branch and related deposits in El Cajon (San Diego County), CA

•	Lower levels of mortgage loan origination volume and profit margins drove seasonally lower than expected earnings in the mortgage banking segment

“Second quarter 2017 results demonstrated the benefit of our investment in growth and diversification of our business lines,” said Mark K. Mason, Chairman, President and Chief Executive Officer. “While the Mortgage Banking segment continues to suffer from a limited supply of available housing in our markets, this effect was partially offset by strong growth in our Commercial & Consumer Banking segment. Loans held for investment increased by 5% from the first quarter of 2017, and total deposits increased by 3%, with business deposit balances increasing by 6% during the quarter. During the quarter we opened retail deposit branches in Baldwin Park, California, and Redmond, Washington. We’re proud to report that as a result of this growth, the net interest margin increased by six basis points from the first quarter of 2017. Asset quality also remains strong with nonperforming assets declining to 0.30% of total assets, representing the lowest absolute and relative levels of problem assets since 2006.
“We find ourselves in a more challenging mortgage market than we anticipated at the start of this year. Historically, the second quarter is the strongest quarter of the year for mortgage volume and mortgage banking profitability. Lower than expected single family mortgage origination volume and profit margins this quarter were driven by extremely low levels of new and resale homes available for sale in our markets. Competitively, our market share actually improved this quarter. As a result of the significantly lower mortgage origination volume than anticipated, we are implementing cost reduction strategies that included reducing mortgage origination personnel by 73 employees during the quarter. If lending volumes do not support our current capacity or profit margins overall, or in specific markets, we will continue to downsize our origination capacity and streamline operations.

“We are committed to being a leading mortgage originator in our markets and our retail focus, broad product mix, and competitive pricing continue to attract the best retail originators in our markets. These strengths will allow us to successfully manage through today’s market challenges and maintain our status as a market leading mortgage originator and servicer.”

For details on the complete earnings release, please refer to the Company's investor relations website at http//ir.homestreet.com as well as the Company's Form 8-K filing at www.sec.gov.

(1) For notes on non-GAAP financial measures, see pages 11 and 33 in the full earnings release.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, July 25, 2017 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Mark R. Ruh, Senior Vice President and Interim CFO, will discuss second quarter 2017 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10109694 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EST.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10109694.

The information to be discussed in the conference call will be available on the Company's web site after the market closes on Monday, July 24, 2017.
About HomeStreet
Now in its 97th year HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. The bank has consistently received an “outstanding” rating under the federal Community Reinvestment Act (CRA). Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with our ability to expand our banking operations geographically and across market sectors, integrate acquisitions, grow our franchise and capitalize on market opportunities, meet our growth targets, maintain our position in the industry and generate positive net income and cash flow. These limitations and risks include without limitation changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities, our ability to maintain electronic and physical security of our customer data and our information systems, our ability to maintain compliance with current and evolving laws and regulations, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, increases in the competition in our industry and across our markets and the extent of our success in problem asset resolution efforts. The results of our acquisitions may fall short of our financial and operational expectations. We may not realize the benefits expected from completed bank and branch acquisitions in the anticipated time frame (or at all), and completing our acquisitions and integrating acquired operations may take longer or prove more expensive than anticipated. We may not be able to achieve the full benefit of cost efficiency programs we have previously implemented or those management may develop in the future. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our Company directly, our business or the banking or mortgage industries more generally. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 and updated from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2016 has been derived from our audited financial statements for the year then ended as included in our 2016 Form 10-K. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2016, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed “core net income” to provide comparisons of quarter-to-date fiscal 2017 net income to the corresponding periods of fiscal 2016. We believe this information is useful to investors who are seeking to exclude the after-tax impact of acquisition-related expenses, of which we recorded in connection with our merger with OCBB on February 1, 2016, with our acquisition of two retail deposit branches in Lake Oswego, Oregon on August 12, 2016 and two retail deposit branches in Southern California on November 11, 2016. We also have presented adjusted expenses, which eliminate costs incurred in connection with these acquisitions. Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We also have disclosed tangible equity ratios, return on average tangible shareholders’ equity and tangible book value per share of common stock which are non-GAAP financial measures. Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (excluding loan servicing rights) from shareholders' equity. Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.
Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain acquisition-related revenues and expenses that may not be indicative of our expected recurring results of operations. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.
For more information on these non-GAAP financial measures, see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," included at the end of this release.

Source: HomeStreet, Inc.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com